                  MERCANTILE BANCORPORATION INC.


                     ARTICLES OF INCORPORATION


                       AS OF APRIL 23, 1998







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                         MERCANTILE BANCORPORATION INC.

                           ARTICLES OF INCORPORATION

                              AS OF APRIL 23, 1998



                                   ARTICLE 1
                                   ---------

      The name of the Corporation is MERCANTILE BANCORPORATION INC.

                                  ARTICLE 2
                                  ---------

      The address, including street and number of the Corporation's registered office in this state is Mercantile Tower, P.O. Box 524, St. Louis, Missouri 63166, and the name of its registered agent at such address is Ralph W. Babb, Jr.

                                  ARTICLE 3
                                  ---------

      The Corporation shall have authority to issue the following shares:

      A.    Common Stock

            400,000,000 shares of voting Common Stock with a par value of $0.01 per share.

      B.    Preferred Stock

            5,000,000 shares of Preferred Stock with no par value which shall have (i) those voting rights required by law and (ii) voting rights equal to those of the shares of Common Stock except to the extent the voting rights of any series of Preferred Stock shall be denied or limited by the Board of Directors in an authorizing resolution as hereinafter provided.

            (a) The Board of Directors, by adoption of an authorizing resolution may cause Preferred Stock to be issued from time to time in one or more series.

            (b) The Board of Directors, by adoption of an authorizing resolution, may with regard to the shares of any series of Preferred Stock:

                  (1)   Fix the distinctive serial designation of the shares;
                  (2)   Fix the dividend rate, if any;
                  (3) Fix the date from which dividends on shares issued before the date for payment of the first dividend shall be cumulative, if any;
                  (4) Fix the redemption price and terms of redemption, if any;

                  (5) Fix the amounts payable per share in the event of dissolution or liquidation of the corporation if any;
                  (6) Fix the terms and amounts of any sinking fund to be used for the purchase or redemption of shares, if any;
                  (7) Fix the terms and conditions under which the shares may be converted, if any;
                  (8) Deny or limit the voting rights of such Preferred Stock not required by law; and
                  (9) Fix such other preferences, qualifications, limitations, restrictions and special or relative rights not required by law.

                                  ARTICLE 4
                                  ---------

      The number and class of shares that were issued before the Corporation commenced business, the consideration that was paid therefor and the capital with which the Corporation commenced business were as follows:

                                      Consideration
    Number of Shares      Class        To Be Paid           Par Value
    ----------------      -----       -------------         ---------
          100             Common           $500                 $5

The Corporation did not commence business until consideration of the value of at least $500 had been received for the issuance of shares.

                                  ARTICLE 5
                                  ---------

      The name and place or residence of the incorporator was as follows:

Name                          Street                  City
----                          ------                  ----

Donald E. Lasater             17 Southmoor            Clayton, MO  63105

                                  ARTICLE 6
                                  ---------

      A. Board of Directors.  The number of Directors to constitute the
         ------------------
Board of Directors shall be eighteen (18); provided, however, that such number may be fixed, from time to time, at not less than twelve (12) nor more than twenty-four (24), by, or in the manner provided in, the By-laws of the Corporation, and any such change shall be reported to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change.
The Directors shall be divided into three classes: Class I, Class II and Class III; and the number of Directors in such classes shall be as nearly equal as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of shareholders of the Corporation in 1986; the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders of the Corporation in 1987; and the term of office of the initial Class III Directors shall expire at the annual meeting of shareholders of the Corporation in 1988; or in each case until their respective successors are duly elected and qualified. At each annual election held after 1985 the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual meeting or thereafter until their respective successors are duly elected and qualified. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. Any Director elected to fill a vacancy in any class (whether such vacancy is caused by death, resignation, or removal, or by an increase in the number of Directors in such class) shall hold office for a term which shall expire with the term of the Directors in such class. At a meeting called expressly for that purpose, the entire Board of Directors, or any individual Director or Directors, may be removed without cause, only upon the affirmative vote of the holders of at least seventy-five percent (75%) of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of Directors are entitled; provided, however, that, if less than the entire Board of Directors is to be so removed without cause, no individual Director may be so removed if the votes cast against such Director's removal would be sufficient to elect such Director if then cumulatively voted at an election of the class of Directors of which such Director is a part. At a meeting called expressly for that purpose, any Director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his election.

      B. Vote Required for Amendment.  In addition to any affirmative vote
         ---------------------------
required by law or otherwise, any amendment, alteration, change or repeal of the provisions of this Article 6 shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of Directors are entitled, unless such amendment, alteration, change or repeal has previously been expressly approved by the Board of Directors of the Corporation by the affirmative, vote or consent of at least sixty-six and two-thirds percent (66 2/3%) of the number of Directors then authorized by, or in the manner provided in, the By-laws, in which case the shareholder vote required by this Section B of Article 6 shall not apply.

                                  ARTICLE 7
                                  ---------

      The duration of the Corporation is perpetual.

                                  ARTICLE 8
                                  ---------

      The Corporation is formed for the following purposes:

      (1) To undertake, conduct, manage, assist, promote, operate and to engage or participate in every kind of commercial, industrial, electronic, manufacturing, agricultural,

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
scientific or other enterprise, business, undertaking, venture, corporation, co-partnership, association or operation of every kind and description;

      (2) To acquire by purchase, exchange, lease, devise or otherwise and to hold, maintain, manage, improve, develop and operate and to sell, transfer, convey, lease, mortgage, exchange or otherwise dispose of or deal in or with real property wheresoever situated, either within or without the State of Missouri, and any and all rights, interests or privileges therein; and to erect, construct, make, improve and operate or aid or subscribe toward the erection, construction, making improvement and operation of offices, warehouses, plants, mills, stores, laboratories, studios, workshops, buildings and other establishments and installations or improvements on any real estate or any right, interest or privilege therein;

      (3) To acquire by purchase, exchange, lease, bequest or otherwise, to import, export, manufacture, produce, hold, own, use, manage, improve, alter, develop and to mortgage, pledge, sell, assign, transfer, lease, exchange or otherwise dispose of or deal in or with goods, commodities, wares, automobiles, aircraft, machinery, equipment, supplies, merchandise and all other personal property of every kind, nature and description, tangible or intangible, wheresoever situated, either within or without the State of Missouri and any and all other rights, interests or privileges therein;

      (4) To adopt, apply for, obtain, register, purchase, lease, take assignment or licenses of or otherwise acquire or obtain the use of, to hold, protect, own, use, develop and introduce, and to sell, assign, lease, grant licenses or other rights in respect to, make contracts concerning or otherwise deal with, dispose of or turn to account any copyrights, trademarks, trade names, brands, labels, patent rights, letters patent and patent applications of the United States of America or of any other country, government or authority, and any inventions, improvements, processes, formulae, mechanical and other combinations, licenses and privileges, whether in connection with or secured under letters patent or otherwise; and to carry on any business, whether manufacturing or otherwise, which is or shall be necessary, convenient, advisable or adaptable for the utilization by this corporation in any way, directly or indirectly, of such copyrights, trademarks, trade names, brands, labels, patent rights, letters patent, patent applications, inventions, improvements, processes, formulae, mechanical and other combinations, licenses and privileges;

      (5) To acquire by purchase, exchange, gift, bequest, subscription, or by acting as an original incorporator or otherwise, and to own, hold, invest in, sell, assign, transfer, exchange, pledge, hypothecate, deal in and otherwise dispose of stocks (preferred as well as common), bonds, notes, debentures, mortgages or other evidences of indebtedness and obligations and securities of, and shares of other interests in or created or issued by any corporation, trust companies or banks (whether incorporated under the laws of Missouri, or other states or under the laws of the United States or any other country), company or joint stock association, persons, firms, associations, copartnerships, domestic or foreign, or of any domestic or foreign state, government, or governmental authority or of any political or administrative subdivision or department thereof, and certificates or receipts of any kind representing or evidencing any interest in any such stocks, bonds, shares of stock, notes, debentures, mortgages or other evidences of indebtedness, obligations or securities including, but not limited to, electronic, commercial, manufacturing, agricultural, industrial, scientific and insurance companies, corporations or agencies, trust companies or banks, whether incorporated under the laws of Missouri or of the United States or of foreign states or countries; to issue its own shares of stock, bonds, notes, debentures, or other evidences of indebtedness and obligations and securities for the acquisition of any such stocks, bonds, notes, debentures, mortgages or other evidences of indebtedness, obligations, securities, certificates or receipts purchased or otherwise acquired by it; and, while the owner or holder of any such stocks, bonds, notes, debentures, mortgages, evidences of indebtedness, obligations, securities, certificates or receipts to exercise all the rights, powers and privileges of ownership in respect thereof, including the right to vote thereon for any and all purposes;

      (6) To make loans or advances, to guarantee the obligations of, or purchase or acquire shares of stock of, or make contributions to capital or surplus, and to aid in any other manner by providing financial assistance to any corporation, association or copartnership, including, but not by way of limitation, any corporation all or substantially all of the shares of voting stock of which is owned by this Corporation and any affiliate or subsidiary of any such Corporation. Any such loan, advance or other assistance to be with or without interest, unsecured, or secured in any manner, and upon such other terms and conditions as the Board of Directors of this Corporation shall approve;

      (7) To form general or limited partnerships for any lawful purpose, irrespective of whether any such partnership is to engage in a business in which this Corporation would otherwise be authorized to engage under these Articles of Incorporation, such partnerships to be formed under any present or future laws of the State of Missouri or any other state, and to enter into and execute general or limited partnership agreements and certificates in reference to any such partnerships as either a general or limited partner or as both a general and limited partner, and otherwise to acquire the interests of a general or a limited partner in any such general or limited partnerships, and to act as a general or limited partner in any such general or limited partnerships, and, as such, to perform all obligations thereby imposed upon it by law or by contract including, but not by way of limitation, the use and delivery of the funds and other property of this Corporation to any such partnership as payment of this Corporation's contribution to such partnership or otherwise, all for such purposes and in such amount and subject to such terms and conditions as the Board of Directors of this Corporation deems to be in the best interests of the stockholders of this Corporation;

      (8) To borrow or raise moneys for any of the purposes of the Corporation, from time to time, without limit as to amount, with or without security, all as determined by the Board of Directors; to issue and sell or exchange its own securities, Common or Preference or other Stock or debt obligations, including but without limitation debentures, either nonconvertible or convertible into any class of stock authorized by the Articles, in such amounts, on such terms and conditions, for such purposes and at such prices as the Board of Directors may determine; to a like extent when deemed desirable, to secure such debt obligations by liens upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business, and good will of the Corporation, whether at the time owned or thereafter acquired; and, to a like extent, to purchase, acquire, hold, own, cancel, re-issue, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with, its own securities (including shares of its stock, common or preferred) in any manner whatsoever;

      (9) To enter into, make and perform contracts of every sort and description with any person, firm, copartnership, association, corporation, public or private;

      (10) To carry out all or any part of the foregoing objects and purposes as principal, agent, partner, either limited or general, contractor, or otherwise, either alone or in conjunction with any other persons, firms, copartnerships, associations or corporations and in any part of the world, and in carrying on any of its business and for the attainment or furtherance of any of its objects and purposes to make and perform such agreements and contracts of any kind and description, and to do such acts and things and to exercise any and all such powers as a natural person could lawfully make, perform, do or exercise and, as aforesaid, to do anything and everything which is or may appear necessary, useful, convenient or appropriate for the attainment, furtherance or exercise of any of its purposes, objects or powers.

      The foregoing provisions of this Article shall be construed both as purposes and powers and each as an independent purpose and power in furtherance of, and not in limitation of, the powers which the Corporation may have under present or future laws of the State of Missouri, and the purposes and powers hereinbefore specified shall, except when otherwise provided in this Article 8 be in no wise limited, or restricted by reference to, or inference from the terms or any provisions of this or any other Article of these Articles of Incorporation; but such provisions shall not be construed to permit the Corporation to carry on any business, or to exercise any power, or to do any act which a corporation now or hereafter organized under The General and Business Corporation Law of Missouri may not at the time lawfully carry on, exercise, or do; and provided further that the Corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

                                  ARTICLE 9
                                  ---------

      The power to make, alter, amend or repeal the By-laws of the Corporation shall be vested in the Board of Directors.

      In addition to the powers which it has pursuant to law, the Board of Directors shall have all the powers herein contained which shall include the power:

      (i) from time to time to fix the compensation of its members for attending meetings of the Board of Directors,

      (ii) to adopt, amend, change and readjust any type of pension, retirement, profit sharing or bonus plan, contributing or non-contributing, covering any or all of the officers and employees of said Corporation.

                                  ARTICLE 10
                                  ----------

      Any person, upon becoming the owner or holder of any shares of stock or other securities issued by this Corporation, does thereby consent and agree that all rights, powers, privileges, obligations or restrictions pertaining to such person or such securities in any way may be altered, amended, restricted, enlarged or repealed by legislative enactments of the State of Missouri or of the United States hereinafter adopted which have reference to or affect corporations, such securities, or such persons in any way; and that the Corporation reserves the right to transact any business of the Corporation, to alter, amend or repeal these Articles of Incorporation, or to do any other act or things as authorized, permitted or allowed by such legislative enactments.

                                  ARTICLE 11
                                  ----------

      No holder of any share or shares of stock of any kind, series or class now or hereafter authorized shall be entitled as such as a matter of right to subscribe for or purchase any stock of any kind, series or class, whether now or hereafter authorized or outstanding, which may hereafter be issued or sold by this Corporation, or any securities including, but without limitation, debentures convertible into stock of any class, and whether issued or sold for cash, property, services or otherwise.

                                  ARTICLE 12
                                  ----------

      (1) This Corporation shall and does hereby indemnify any person who is or was a director or officer of the Corporation or any Subsidiary against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a Subsidiary) by reason of the fact that such person is or was serving in such capacity; provided however, that no such person shall be entitled to any
          ----------------
indemnification pursuant to this subsection (l) on account of: (i) conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (ii) an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or pursuant to a successor statute or regulation.

      (2) This Corporation may, to the extent that the Board of Directors deems appropriate and as set forth in a bylaw or resolution, indemnify any person who is or was an employee or agent of this Corporation or any Subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, banking association, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a Subsidiary) by reason of the fact that such person is or was serving in such capacity; provided however, that no such
                                           ----------------
person shall be entitled to any indemnification pursuant to this subsection
(2) on account of: (i) conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (ii) an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or pursuant to a successor statute or regulation.

      (3) This Corporation may, to the extent that the Board of Directors deems appropriate, make advances of expenses, including attorneys' fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a Subsidiary) to any person to whom indemnification is or may be available under this Article 12; provided
                                                              --------
however, that prior to making any advances, the Corporation shall receive a
-------
written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

      (4) The indemnification and other rights provided by this Article 12 shall not be deemed exclusive of any other rights' to which a person to whom indemnification is or may be otherwise available under these Articles of Incorporation, the By-laws or any agreement, vote of shareholders or disinterested directors or otherwise. This Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person's status as director, officer, employee or agent of this Corporation, any of its Subsidiaries or another corporation, banking association, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.

      (5)   Each person to whom indemnification is granted under subsection
(1) of this Article 12 is entitled to rely upon the indemnification and other rights granted hereby as a contract with this Corporation and such person and such person's heirs, executors, administrator and estate shall be entitled to enforce against this Corporation all indemnification and other rights granted to such person by subsections (1) and (3) and this subsection (5) of this
Article 12. The indemnification and other rights granted by subsections (1) and (3) and this subsection (5) of this Article 12 shall survive amendment, modification or repeal of this Article, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under subsection (1) of this Article 12 with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.

            Any indemnification granted by the Board of Directors pursuant to subsection (2) of this Article 12, shall inure to the person to whom the indemnification is granted, and such person's heirs, executors, administrator and estate; provided however, that such indemnification may be changed,
            ----------------
modified or repealed, at any time or from time to time, at the discretion of the Board of Directors and the survival of such indemnification shall be in accordance with terms determined by the Board of Directors.

      (6) For the purposes of this Article 12, "Subsidiary" shall mean any corporation, banking association, partnership, joint venture, trust, or other enterprise of which a majority of the equity or ownership interest is directly or indirectly owned by this Corporation.

                                  ARTICLE 13
                                  ----------

      A.    Vote Required for Business Combinations.  In addition to any
            ---------------------------------------
affirmative vote required by law, and except as otherwise expressly provided in Section B of this Article 13, a Business Combination (as hereinafter defined) may not be consummated or effected unless such transaction shall first have received the affirmative vote of the holders of at least seventy-five percent (75%) of the total votes to which all of the then outstanding shares of capital stock of the Corporation are entitled, voting together as a Single class (it being understood that for the purposes of this Article 13, each share of the voting stock shall be entitled to the number of votes granted to it by law or pursuant to Article 3 of these Articles of Incorporation) ("Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by or pursuant to law, these Articles of Incorporation, or any agreement.

      B.    Exception.  Section A of this Article 13 shall not be
            ---------
applicable to a Business Combination, and such Business Combination shall require only the affirmative vote (if any) as required by law or otherwise, if the Business Combination shall have been expressly approved by the Board of Directors of the Corporation by the affirmative vote or consent of at least sixty-six and two-thirds percent (66 2/3%) of the number of directors of the Corporation as then authorized by, or in the manner provided in, the By-laws. In determining whether or not to approve any such Business Combination, the Board of Directors shall give due consideration to all factors the Board may consider relevant, including without limitation:

            (1) the legal and economic effects on the depositors and customers of the Corporation and its subsidiaries, on the communities and geographic areas in which the Corporation and its subsidiaries operate or are located, and on any of she businesses and properties of the Corporation and its subsidiaries, and

            (2) the adequacy of the consideration offered in relation not only to the current market price of the outstanding securities of the Corporation but also to the current value of the Corporation in a freely negotiated transaction and the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.

      C.    Definitions.  For the purposes of Article 13 of the Articles of
            -----------
            Incorporation:

            (1)   A "Business Combination" shall mean:

                  (a) any merger, consolidation or exchange of shares of capital stock of the Corporation or any Subsidiary (as hereinafter defined) with or into any Interested Person (as hereinafter defined) or any other corporation or entity (whether or not it is an Interested Person) which is, or after such merger, consolidation or exchange of shares would be, an Interested Person or an Affiliate (as hereinafter defined) of an Interested Person, regardless of the surviving entity; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Person or any Affiliate of any Interested Person (in a single transaction or a series of related transactions) other than in the ordinary course of business, of all or a substantial part of the assets of the Corporation or of any Subsidiary, or both; or

                  (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or any Subsidiary (in a single transaction or a series of related transactions) other than in the ordinary course of business, of all or a substantial part of the assets of an Interested Person or any Affiliate of an Interested Person, or both; or

                  (d) any issuance or transfer by the Corporation or any Subsidiary of any securities of the Corporation or any Subsidiary to an Interested Person or any Affiliate of an Interested Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation); or

                  (e) any acquisition by the Corporation or any Subsidiary, other than in the ordinary course of business, of: (i) any securities of an Interested Person or any Affiliate of an Interested Persons, or (ii) any securities of the Corporation which are owned by an Interested Person or an Affiliate of an Interested Person; or

                  (f) any recapitalization or reclassification of shares of any class of capital stock of the Corporation or any Subsidiary, or any merger or consolidation of the Corporation with any Subsidiary (whether or not involving an Interested Person), which transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock of the Corporation (or any securities convertible into any class of such capital stock) with respect to which an Interested Person or an Affiliate of an Interested Person is the "Beneficial Owner" (as hereinafter defined); or

                  (g) any merger or consolidation of the Corporation with any Subsidiary after which the provisions of this Article 13 shall not be contained in the articles of incorporation of the surviving entity; or

                  (h) any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an interested Person or an Affiliate of an Interested Person; or

                  (i) any agreement, contract, plan, proposal or other arrangement providing for any of the foregoing.

            (2) An "Interested Person" shall mean any individual, partnership, firm, corporation or other entity (other than the Corporation or any subsidiary) who or which, directly or indirectly, together with any of his or its Affiliates and Associates (as hereinafter defined), is, or at any time within the one-year period immediately prior to the date in question was, the Beneficial Owner of five percent (5%) or more of the voting power of the outstanding Voting Stock.

            (3) A "Subsidiary" shall mean any corporation, of which a majority of its capital stock is directly or indirectly owned by the Corporation.

            (4) The term "Beneficial Owner" shall have the meaning ascribed to such term by Rule l3d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as in effect on February 1, 1985.

            (5) The term "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as in effect on February 1, 1985.

      D.    Vote Required for Amendment.  Any amendment, alteration, change
            ---------------------------
or repeal of the provisions of this Article 13 shall, in addition to any affirmative vote required by law or otherwise, require the affirmative vote of the holders of at least seventy-five percent (75%) of the Voting Stock of the Corporation, unless such amendment, alteration, change or repeal has previously been expressly approved by the Board of Directors of the Corporation by the affirmative vote or consent of at least sixty-six and two-thirds percent (66 2/3%) of the number of Directors then authorized by, or in the manner provided in, the By-laws, in which case the shareholder vote required by this Section D of Article 13 shall not apply.